UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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                                MMC ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)


                                 KARL W. MILLER
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


The following press release was issued by Energy Holdings Limited LLC, G. William Eason and Karl W. Miller on March 27, 2008.

      ENERGY HOLDINGS LIMITED LLC EXPRESSES ITS "DISAPPOINTMENT AND DISMAY"
       REGARDING MMC ENERGY, INC.'S ANNOUNCEMENT OF STOCK REPURCHASE PLAN

WILMINGTON, N.C., March 27 -- Energy Holdings Limited LLC ("EHL") expressed its "disappointment and dismay" at MMC Energy, Inc.'s ("MMC") (NASDAQ: MMCE) announcement of a stock repurchase plan, according to G. William Eason, EHL's Managing Member.

The announced stock buyback "does not conform to the specific use of proceeds in the prospectus and registration statement from the June 2007 IPO", continued Eason. EHL believes this development will further support the election of EHL's execution orientated nominee slate. "We just wish the opportunity for shareholders to cast votes was sooner rather than in May", added Eason.

"Any share repurchases will have the effect of reducing MMC's cash at the expense of existing shareholders", said Eason. "If the current management and board believe MMC shares are undervalued, we encourage them to put their own personal capital at risk and purchase shares", added Eason.

EHL has filed a Schedule 13 D with the Securities and Exchange Commission and has announced its slate of nominees to be elected at the May 28th, 2008 annual meeting of MMC shareholders.

Repurchasing of common stock is typically done by large, well capitalized companies, with cash surpluses and ready access to capital markets. A buyback of stock less than a year after MMC's IPO poses significant risk to shareholders. MMC currently cannot access capital markets on an accretive basis without significantly diluting shareholders with a share price that is much less than the original June 2007 IPO price.

With credit and capital markets in disarray, the repurchase of shares by MMC should be puzzling to investors and analysts alike. Power plant upgrade and retrofit projects routinely encounter cost overruns and delays in start-up operations, requiring cash to be set aside to deal with such circumstances. Additionally, the current credit and capital market crisis may require MMC to post more cash security with its equipment and fuel suppliers, electricity counterparties and other vendors.

MMC is currently refurbishing power plants in California purchased during Karl
W. Miller's tenure as Chairman, President and CEO of MMC. Miller, MMC's founder and largest individual shareholder, has joined forces with EHL to retake control of the company. EHL and Miller control 9.1% of MMC.

"Even if there is sufficient pro-forma cash after proper consideration of the Chula Vista and Escondido power plant upgrades and retrofits, MMC operates in the volatile unregulated power generation market and cash preservation is paramount at this point in the company's life", said Miller.

"During the June 2007 IPO, a share buyback was never discussed with MMC investors. MMC is a growth company which needs every dollar it can retain for risk management and growth purposes. As a prudent risk manager, one must always plan for unknown contingencies, and the current state of the equity and debt markets, the commodity markets and the physical plant operations are all one large contingency", Miller added.

Miller has committed to investing up to $1 million if the EHL slate of nominees is elected.

"From a cost of capital perspective, the repurchase announcement makes little sense. Repurchasing shares at a discount without sufficient reserves, as well as the current unknown general and administrative costs, create an unquantifiable risk to shareholders. The likelihood of the Chula Vista and Escondido projects not getting completed and the company running out of money, not to mention abandonment of a growth strategy promised to investors less than a year ago during the IPO, tells EHL that the board is at a loss of what it should do", said Eason.

The energy industry is currently very strong and EHL shareholders, as well as apparently other investors, are hard pressed to understand why MMC is not moving forward on a transaction that is accretive and non-dilutive to shareholders. If such a move is being contemplated by MMC, the repurchase announcement becomes even more difficult to understand.

Eason noted that the recent moves that MMC has made have come after the announcement by EHL of its proposed new slate of directors:

  - MMC announced its current CEO will spend time in a San Diego office, after EHL announced it will relocate to Southern California, but MMC did not agree to close its New York headquarters thereby not taking advantage of significant cost savings.

  - After EHL noted the lack of action regarding the elimination of spinning reserve revenue, MMC announced a Federal Energy Regulatory Commission filing without any explanation for its substantial delay at tremendous cost to shareholders, without any prospect for recovery of revenue realized during the last seven months.

"We have a good company. We need a new management team and entrepreneurial board who understand the realities of micro cap growth companies and the operational and credit challenges of managing unregulated power generation assets in today's markets", said Eason.

"We want a higher share price based on the prospects of the underlying business driven by experienced EHL management and directors", added Eason. "As I have said repeatedly, it is time for a change."

IMPORTANT INFORMATION

EHL and Messrs. Eason and Miller intend to file with the Securities and Exchange Commission and mail to stockholders a proxy statement and proxy card to be used to solicit proxies in connection with MMC's May 2008 annual meeting. Stockholders are advised to read carefully the proxy statement and other information related to the solicitation when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to MMC's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov. Information relating to the participants in such proxy solicitation will be contained in the proxy statement to be filed by EHL and Messrs. Eason and Miller.


Investor Contacts:
-----------------
G. William Eason
gwilliameason@gmail.com
(917) 591-6906


Media Contacts:
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Kevin McConville
mcconville.k@gmail.com
(832) 731-7096

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